Exhibit 4.6(e)

REPRESENTATIVE SUPPLEMENT NO. 5 dated as of September 19, 2012 to the FIRST-LIEN INTERCREDITOR AGREEMENT dated as of July 9, 2009 as supplemented by the joinder agreement, dated as of October 26, 2010, the supplement dated as of February 14, 2011, the supplement dated as of May 9, 2011, the supplement dated as of February 7, 2012 and Representative Supplement No. 4 (the “Fourth Supplement”), dated as of August 29, 2012 (the “First-Lien Intercreditor Agreement”), among Univision Communications Inc., a Delaware corporation (the “Company”), Univision of Puerto Rico Inc., a Delaware corporation (the “Subsidiary Borrower”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Deutsche Bank AG New York Branch, as Collateral Agent for the First-Lien Secured Parties under the First-Lien Security Documents (in such capacity, the “Collateral Agent”), Deutsche Bank AG New York Branch, as Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First-Lien Intercreditor Agreement.

B. Pursuant to the Fourth Supplement, the Company has previously designated its 6 3⁄4% Senior Secured Notes due 2022 (the “Notes”) issued pursuant to the Indenture dated as of August 29, 2012 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, certain other parties thereto, Wilmington Trust, National Association, as trustee (the “Trustee”) as a Series of “Senior Class Debt.”

C. On the date of the Indenture, the Company issued $625,000,000 aggregate principal amount of Notes (the “Original Notes”).

D. On the date hereof, the Company is issuing an additional $600,000,000 aggregate principal amount of Notes (the “New Notes”) under the Indenture. As used herein, the Original Notes and the New Notes are collectively referred to as the “Senior Class Debt” and the Trustee is referred to as the “Senior Class Debt Representative.”

E. In order to ensure that the obligations of the Grantors in respect of the New Notes are secured with the Senior Lien on the same basis as the obligations of the Grantors in respect of the Original Notes (it being understood that the Original Notes and the Senior Notes constitute a single Series of Additional First Lien Obligations pursuant to the Intercreditor Agreement) and to have such Additional First-Lien Obligations guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First-Lien Security Documents relating to the Additional First-Lien Obligations, the Trustee acting as the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Additional First-Lien Obligations and the Trustee is executing this supplement in order to ensure that the New Notes constitute Additional First Lien Obligations. Section 5.13 of the First-Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Additional First-Lien Obligations, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the First-Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative is executing this Representative Supplement in accordance with the requirements of the First-Lien Intercreditor Agreement and the First-Lien Security Documents.

Accordingly, the Collateral Agent and the Senior Class Debt Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First-Lien Intercreditor Agreement, the Senior Class Debt Representative by its signature below confirms that it is an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties are subject to and bound by, the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Additional First-Lien Obligations with the same force and effect as if the Senior Class Debt Representative had originally been named therein as an Authorized Representative, and the Senior Class Debt Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First-Lien Intercreditor Agreement and the First-Lien Security Documents relating to the Additional First-Lien Obligations applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First-Lien Secured Parties. Each reference to an “Authorized Representative” in the First-Lien Intercreditor Agreement shall be deemed to include the Senior Class Debt Representative. The First-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The Senior Class Debt Representative represents and warrants to the Collateral Agent and the other First-Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as the Trustee under the Indenture; (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement; and (iii) the Additional First-Lien Documents relating to such Senior Class Debt provide that, upon the Senior Class Debt Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First-Lien Intercreditor Agreement as Additional First-Lien Secured Parties. Based solely on the authority given to it under Section 12.02 of the Indenture, the Senior Class Debt Representative hereby irrevocably appoints and authorizes the Collateral Agent to act as collateral agent on its behalf and on behalf of the Senior Class Debt Parties and to exercise such powers under the Collateral Agreement dated as of July 9, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company, the Collateral Agent and certain other parties thereto, and the other First-Lien Security Documents relating to Additional First-Lien Obligations as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

SECTION 3. Within 60 days following the date hereof, with respect to each real property identified as “Mortgaged Property” on Schedule VII of the Security Agreement, the Company or the applicable Grantor shall provide to the Collateral Agent (i) an amendment to each existing mortgage for purposes of ensuring the Notes Obligations (as defined in the Indenture) are entitled to the benefits of the Liens created by such mortgages and (ii) an Opinion of Counsel (as defined in the Indenture) from the jurisdiction in which each such property is located, substantially similar to those provided with respect to the 2019 Notes and the 2020 Notes (as defined in the Indenture), except concerning matters relating to the Notes and the mortgages as amended by such amendments.

SECTION 4. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the Senior Class Debt Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic transmission (including “.pdf” or “.tif” format) shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 5. Except as expressly supplemented hereby, the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 6. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First-Lien Intercreditor Agreement. All communications and notices hereunder to the Senior Class Debt Representative shall be given to it at the address set forth below its signature hereto.

SECTION 9. The Company and the Subsidiary Borrower agree to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent, in each case as provided for (and subject to) Section 7.04 of the Security Agreement.

SECTION 10. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Representative Supplement No. 5.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Representative Supplement to the First-Lien Intercreditor Agreement as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
in its capacity as Trustee under the Indenture, as Senior Class Debt Representative for the holders of the Notes,

By:	/s/ Joseph P O’Donnell
Name: Joseph P O’Donnell
Title: Vice President

Address for notices:
246 GOOSE LANE, SUITE 105
GUILFORD, CT 06437
attention of: JOSEPH O’DONNELL
Telecopy: 203-453-1183

Acknowledged by:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent,

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Director

By:	/s/ Courtney E. Meehan
Name: Courtney E. Meehan
Title: Vice President

[Signature Page to Representative Supplement No. 5 to Univision First-Lien Intercreditor Agreement]

UNIVISION COMMUNICATIONS INC., as Company

By:	/s/ Peter Lori
Name: Peter Lori
Title: Executive Vice President, Corporate Controller and Chief Accounting Officer

UNIVISION OF PUERTO RICO INC., as Subsidiary Borrower

By:	/s/ Peter Lori
Name: Peter Lori
Title: Senior Vice President and Chief Accounting Officer

[Signature Page to Representative Supplement No. 5 to Univision First-Lien Intercreditor Agreement]

BROADCAST MEDIA PARTNERS HOLDINGS, INC.,

By:	/s/ Andrew W. Hobson
Name: Andrew W. Hobson
Title: Senior Executive Vice President and Chief Financial Officer

[Signature page to the Representative Supplement No. 5 to Univision First-Lien Intercreditor Agreement]

KCYT-FM LICENSE CORP.

KECS-FM LICENSE CORP.

KESS-AM LICENSE CORP.

KESS-TV LICENSE CORP.

KHCK-FM LICENSE CORP.

KICI-AM LICENSE CORP.

KLSQ-AM LICENSE CORP.

KLVE-FM LICENSE CORP.

KMRT-AM LICENSE CORP.

KTNQ-AM LICENSE CORP.

LICENSE CORP. NO. 1

LICENSE CORP. NO. 2

SERVICIO DE INFORMACION PROGRAMATIVA, INC.

T C TELEVISION, INC.

TICHENOR LICENSE CORPORATION

TMS LICENSE CALIFORNIA, INC.

UNIVISION RADIO CORPORATE SALES, INC.

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO GP, INC.

UNIVISION RADIO HOUSTON LICENSE CORPORATION

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC.

UNIVISION RADIO LICENSE CORPORATION

UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC.

UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC.

WADO RADIO, INC.

WADO-AM LICENSE CORP.

WLXX-AM LICENSE CORP.

WPAT-AM LICENSE CORP.

WQBA-AM LICENSE CORP.

WQBA-FM LICENSE CORP.

By:	/s/ Peter H. Lori
Name: Peter H. Lori
Title: Senior Vice President, Chief Accounting Officer

[Signature Page to Representative Supplement No. 5 to Univision First-Lien Intercreditor Agreement]

EL TRATO, INC.		TELEFUTURA TELEVISION GROUP, INC.
GALAVISION, INC.		THE UNIVISION NETWORK LIMITED
HPN NUMBERS, INC.		PARTNERSHIP
KAKW LICENSE PARTNERSHIP, L.P.		UNIVISION ATLANTA LLC
KDTV LICENSE PARTNERSHIP, G.P.		UNIVISION CLEVELAND LLC
KFTV LICENSE PARTNERSHIP, G.P.		UNIVISION EMERGING NETWORKS, LLC
KMEX LICENSE PARTNERSHIP, G.P.		UNIVISION FINANCIAL MARKETING, INC.
KTVW LICENSE PARTNERSHIP, G.P.		UNIVISION HOME ENTERTAINMENT, INC.
KUVI LICENSE PARTNERSHIP, G.P.		UNIVISION INTERACTIVE MEDIA, INC.
KUVN LICENSE PARTNERSHIP, L.P.		UNIVISION INVESTMENTS, INC.
KUVS LICENSE PARTNERSHIP, G.P.		UNIVISION LOCAL MEDIA INC.
KWEX LICENSE PARTNERSHIP, L.P.		UNIVISION MANAGEMENT CO.
KXLN LICENSE PARTNERSHIP, L.P.		UNIVISION NETWORK PUERTO RICO
PTI HOLDINGS, INC.		PRODUCTION LLC
STATION WORKS, LLC		UNIVISION NETWORKS & STUDIOS, INC.
TELEFUTURA ALBUQUERQUE LLC		UNIVISION NEW YORK LLC
TELEFUTURA BAKERSFIELD LLC		UNIVISION OF ATLANTA INC.
TELEFUTURA BOSTON LLC		UNIVISION OF NEW JERSEY INC.
TELEFUTURA D.C. LLC		UNIVISION OF PUERTO RICO INC.
TELEFUTURA DALLAS LLC		UNIVISION OF RALEIGH, INC.
TELEFUTURA FRESNO LLC		UNIVISION PHILADELPHIA LLC
TELEFUTURA HOUSTON LLC		UNIVISION PUERTO RICO STATION
TELEFUTURA LOS ANGELES LLC		ACQUISITION COMPANY
TELEFUTURA MIAMI LLC		UNIVISION PUERTO RICO STATION
TELEFUTURA NETWORK		OPERATING COMPANY
TELEFUTURA OF SAN FRANCISCO, INC.		UNIVISION PUERTO RICO STATION
TELEFUTURA ORLANDO INC.		PRODUCTION COMPANY
TELEFUTURA PARTNERSHIP OF DOUGLAS		UNIVISION SERVICES, INC.
TELEFUTURA PARTNERSHIP OF FLAGSTAFF		UNIVISION STUDIOS, LLC
TELEFUTURA PARTNERSHIP OF		UNIVISION TELEVISION GROUP, INC.
FLORESVILLE		UNIVISION TEXAS STATIONS LLC
TELEFUTURA PARTNERSHIP OF PHOENIX		UNIVISION-EV HOLDINGS, LLC
TELEFUTURA PARTNERSHIP OF SAN		UVN TEXAS L.P.
ANTONIO		WGBO LICENSE PARTNERSHIP, G.P.
TELEFUTURA PARTNERSHIP OF TUCSON		WLTV LICENSE PARTNERSHIP, G.P.
TELEFUTURA SACRAMENTO LLC		WXTV LICENSE PARTNERSHIP, G.P.
TELEFUTURA SAN FRANCISCO LLC
TELEFUTURA SOUTHWEST LLC
TELEFUTURA TAMPA LLC

	By:	/s/ Peter H. Lori
Name: Peter H. Lori
Title: Senior Vice President, Controller and Chief Accounting Officer

[Signature Page to Representative Supplement No. 5 to Univision First-Lien Intercreditor Agreement]

TELEFUTURA CHICAGO LLC

UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.

UNIVISION RADIO BROADCASTING TEXAS, L.P.

UNIVISION RADIO FLORIDA, LLC

UNIVISION RADIO ILLINOIS, INC.

UNIVISION RADIO, INC.

WLII/WSUR LICENSE PARTNERSHIP, G.P.

WUVC LICENSE PARTNERSHIP G.P.

By:	/s/ Peter H. Lori
Name: Peter H. Lori
Title: Vice President, Assistant Secretary and Assistant Treasurer

[Signature Page to Representative Supplement No. 5 to Univision First-Lien Intercreditor Agreement]

UNIVISION 24/7, LLC

UNIVISION DEPORTES, LLC

UNIVISION ENTERPRISES, LLC

UNIVISION OF PUERTO RICO REAL ESTATE COMPANY

UNIVISION TLNOVELAS, LLC

UFERTAS, LLC

By:	/s/ Peter H. Lori
Name: Peter H. Lori
Title: Executive Vice President, Controller and Chief Accounting Officer

[Signature Page to Representative Supplement No. 5 to Univision First-Lien Intercreditor Agreement]